UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                       December 7, 2006 (December 1, 2006)
                Date of Report (Date of earliest event reported)


                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


          MISSOURI                       0-20632                 43-1175538
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


                   135 NORTH MERAMEC, CLAYTON, MISSOURI 63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the  Exchange  Act (17 CFR
    240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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                                FIRST BANKS, INC.

TABLE OF CONTENTS
                                                                            Page
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ITEM 8.01  OTHER EVENTS....................................................   1

SIGNATURE..................................................................   2




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ITEM 8.01   OTHER EVENTS.

         On December 1, 2006, a Notice of Optional Redemption was distributed by U.S. Bank National Association, as Trustee, to holders of the First Preferred Capital Trust III ("First Preferred III") 9.00% cumulative trust preferred securities indicating First Banks, Inc.'s ("First Banks" or the "Company") intention to redeem in full the outstanding First Preferred III trust preferred securities on December 31, 2006 (the "Redemption Date") at the liquidation value of $25 per preferred security, together with distributions accumulated and unpaid to the Redemption Date. In conjunction with this transaction, First Banks will payoff in full the $56.9 million of 9.00% subordinated debentures that were issued by First Banks to First Preferred III in November 2001, thereby providing funds for the redemption of the trust preferred securities. From and after December 31, 2006, distributions on the First Preferred III trust preferred securities shall cease to accrue and the First Preferred III trust preferred securities will cease to be entitled to any lien, benefit or security under the governing documents. The trust preferred securities of First Preferred III are traded on the Nasdaq Global Market System under the ticker symbol "FBNKM," and will be delisted from the Nasdaq Global Market System upon redemption of the trust preferred securities on December 31, 2006.

         On December 6, 2006, First Banks entered into a Placement Agreement regarding the issuance of variable rate trust preferred securities by First Bank Statutory Trust VII, a newly formed Delaware statutory trust affiliate of the Company ("FBST VII"). Subject to the terms of the Placement Agreement, on December 14, 2006, FBST VII will issue 50,000 shares of variable rate trust preferred securities at $1,000 per share in a private placement, and will issue 1,547 shares of common securities to First Banks at $1,000 per share. First Banks will own all of the common securities of FBST VII. The gross proceeds of the offering will be used by FBST VII to purchase $51.5 million of variable rate subordinated debentures from First Banks, maturing on December 15, 2036. The maturity date of the subordinated debentures may be shortened, at the option of First Banks, to a date not earlier than December 15, 2011, if certain conditions are met. The subordinated debentures will be the sole asset of FBST VII. In connection with the issuance of the FBST VII preferred securities, First Banks will make certain guarantees and commitments that, in the aggregate, constitute a full and unconditional guarantee by First Banks of the obligations of FBST VII under the FBST VII preferred securities. Proceeds from the issuance of the subordinated debentures to FBST VII, net of offering expenses, will be $51.5 million. The distribution rate on the FBST VII preferred securities will be equivalent to the three-month London Interbank Offering Rate plus 185 basis points, and is payable quarterly in arrears beginning March 15, 2007. First Banks intends to use the proceeds from the issuance of the subordinated debentures to FBST VII for the repayment in full of the $56.9 million of subordinated debentures that were issued by First Banks to First Preferred III, as discussed above.







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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               FIRST BANKS, INC.



Date: December 7, 2006                         By: /s/ Allen H. Blake
                                                  ------------------------------
                                                       Allen H. Blake
                                                       President and
                                                       Chief Executive Officer